                                                                  EXHIBIT (a)(6)

                                OFFER TO PURCHASE
                     UP TO 3,813,591 SHARES OF COMMON STOCK
                                       AND
                             UP TO 478,080 SHARES OF
             CUMULATIVE VOTING CONVERTIBLE PREFERRED STOCK, SERIES B
                                       OF
                              OLD STONE CORPORATION
                                       AT
                           $1.00 NET PER COMMON SHARE
                                       AND
     $10.00 NET PER CUMULATIVE VOTING CONVERTIBLE PREFERRED SHARE, SERIES B
                                       BY
                          MANTICORE PROPERTIES II, L.P.


             THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT EASTERN DAYLIGHT SAVINGS TIME, ON TUESDAY, JUNE 3, 2003, UNLESS THE OFFER IS EXTENDED.


                                                                     May 5, 2003

     To Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     We have been engaged by Manticore Properties II, L.P., a Delaware limited partnership (the "Purchaser"), to act as Information Agent in connection with the Purchaser's offer to purchase up to 3,813,591 outstanding shares of common stock, par value $1.00 per share ("Common Shares") and up to 478,080 outstanding shares of Cumulative Voting Convertible Preferred Stock, Series B, par value $1.00 per share ("Preferred Shares", and together with the Common Shares, the "Shares"), of Old Stone Corporation, a Rhode Island corporation (the "Company"), at a price of $1.00 per Common Share and $10.00 per Preferred Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 5, 2003 (the "Offer to Purchase"), and in the related Letters of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith.

     If more than 3,813,591 Common Shares or 478,080 Preferred Shares (or such greater number of Common Shares or Preferred Shares as Purchaser elects to accept for payment and pay for) are validly tendered prior to the Expiration Date (as defined in the Offer to Purchase), and not withdrawn, Purchaser will, upon the terms and subject to the conditions of the Offer, purchase 3,813,591 Common Shares and 478,080 Preferred Shares (or such greater number of Common Shares or Preferred Shares) on a pro rata basis (with adjustments to avoid purchases of fractional Shares) based upon the number of Shares validly tendered by the Expiration Date and not withdrawn (the "Proration

Period"). In the event that proration of tendered Shares is required, because of the difficulty of determining the precise number of Shares properly tendered and not withdrawn, Purchaser does not expect to announce the final results of proration or pay for any Shares until at least seven New York Stock Exchange ("NYSE") trading days after the Expiration Date. Preliminary results of proration will be announced by press release as promptly as practicable. Holders of Shares may obtain such preliminary information from the Information Agent.

     THE OFFER IS SUBJECT TO CERTAIN TERMS AND CONDITIONS. SEE SECTION 14 OF THE OFFER TO PURCHASE. THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF SHARES BEING TENDERED.

     THE PURCHASER WILL PAY SOLICITING DEALER'S FEES OF $0.10 PER COMMON SHARE AND $0.40 PER PREFERRED SHARE TO ANY BROKERS, NOMINEES OR OTHER PERSONS IN CONNECTION WITH THE SOLICITATION OF TENDERS OF SHARES PURSUANT TO THE OFFER. PURCHASER WILL NOT PAY ANY SUCH FEES ON ACCOUNT OF SHARES BENEFICIALLY OWNED BY SUCH BROKERS, NOMINEES OR OTHER PERSONS. IN ADDITION, THE PURCHASER WILL, UPON REQUEST, REIMBURSE YOU FOR CUSTOMARY MAILING AND HANDLING EXPENSES INCURRED BY YOU IN FORWARDING THE ENCLOSED MATERIALS TO YOUR CLIENTS.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee. For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

     (i)    The Offer to Purchase, dated May 5, 2003;

     (ii) The Letter of Transmittal to be used by holders of Common Shares in accepting the Offer and tendering Common Shares;

     (iii) The Letter of Transmittal to be used by holders of Preferred Shares in accepting the Offer and tendering Preferred Shares;

     (iv) The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing tendered Common Shares (the "Common Share Certificates") are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis;

     (v) The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing tendered Preferred Shares (the "Preferred Share Certificates" and with the Common Share Certificates, the "Share Certificates") are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis;

     (vi) A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

     (vii) A Broker Commission Form to be sent to your clients to designate a broker (the "Soliciting Broker") to receive the soliciting dealer's fees of a $0.10 per share commission with respect to the Common Shares and/or a $0.40 per share commission with respect to Preferred Shares based on the number of Shares validly tendered and not withdrawn;

     (viii) Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     (ix)   A return envelope addressed to the Depositary.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will, to the extent such Shares are accepted by Purchaser, purchase, by accepting for payment, and will pay for the Shares validly tendered and not withdrawn prior to the Expiration Date promptly after the Expiration Date. For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares as, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares for payment pursuant to the Offer. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the Share Certificates or timely confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Depositary's account at The Depository Trust Company pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) Letter(s) of Transmittal (or a facsimile thereof) relating to the Common Shares and/or Preferred Shares tendered, properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 3 of the Offer to Purchase) and (iii) any other documents required by the Letters of Transmittal.

     The Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letters of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN DAYLIGHT SAVINGS TIME, ON TUESDAY, JUNE 3, 2003, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates evidencing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letters of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the Procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 3 of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to D.F. King & Co., Inc., the Information Agent, at its address and telephone number set forth on the back cover page of the Offer to Purchase. Additional copies of the enclosed materials may be obtained by calling D.F. King & Co., Inc., the Information Agent, collect at
(212) 269-5550.

                                        Very truly yours,


                                        D.F. KING & CO., INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE PURCHASER, THE DEPOSITARY, THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.